Exhibit 99.1

Janus Henderson Group plc reports first quarter 2018 diluted EPS of US$0.82, or US$0.71 on an adjusted basis

•                  Strong investment performance across all time periods, with 79%, 68% and 84% of assets under management (“AUM”) outperforming benchmarks on a 1, 3 and 5 year basis, respectively, as at 31 March 2018

•                  Net outflows of US$2.7 billion compared to US$2.9 billion in the fourth quarter 2017

•                  AUM increased to US$371.9 billion, supported by positive market performance and favourable foreign exchange moves

•                  Achieved US$96 million of run rate net cost synergies, exceeding target, ahead of schedule

•                  Quarterly dividend increased 13% to US$0.36 per share

LONDON — 9 May 2018 — Janus Henderson Group plc (NYSE:JHG, ASX:JHG, “JHG” or “the Group”) published its first quarter results for the three month period ended 31 March 2018.

First quarter 2018 net income attributable to JHG was US$165.2 million compared to US$471.7 million in the fourth quarter 2017 and US$42.6 million in the first quarter 2017. Adjusted net income attributable to JHG, adjusted for one-time non-cash and acquisition and transaction related costs, of US$143.6 million decreased 3% compared to US$147.9 million in the fourth quarter 2017 and improved 40% compared to US$102.3 million on a pro forma adjusted basis in the first quarter 2017.

First quarter 2018 diluted earnings per share was US$0.82 compared to US$2.32 in the fourth quarter 2017 and US$0.38 in the first quarter 2017. Adjusted diluted earnings per share of US$0.71 decreased 3% compared to US$0.73 in the fourth quarter 2017 and improved 42% versus US$0.50 on a pro forma adjusted basis in the first quarter 2017.

As at 31 March 2018, the Group had achieved US$96 million of annualised run rate pre-tax net cost synergies, inclusive of the impact from the expanded strategic relationship with BNP Paribas, which closed at the end of the first quarter. The Group continues to expect it will be able to realise recurring annual run rate pre-tax net cost synergies of at least US$125 million within three years post merger close.

Andrew Formica and Dick Weil, co-Chief Executive Officers of Janus Henderson Group plc, said:

“Against the backdrop of elevated market volatility, we are pleased to have maintained robust investment performance through the quarter. As an active asset manager, dynamics like those seen in the first quarter allow us to demonstrate our value to clients in helping them achieve their long-term financial goals.

“As we approach our first anniversary as Janus Henderson, we are pleased with the pace of integration and that we have already exceeded our Year One target of US$90 million in run rate net cost synergies. We remain disciplined in our financial investment and focus on sustainable growth, and are delighted to announce an increase in the quarterly dividend, underlining the Board’s confidence in the future cash flow generating capabilities of our business.”

The Group presents its financial results in US$ and in accordance with accounting principles generally accepted in the United States of America (“US GAAP” or “GAAP”). However, in the opinion of Management, the profitability of the Group and its ongoing operations is best evaluated using additional non-GAAP financial measures on a pro forma adjusted basis. See adjusted statements of income reconciliation for additional information.

SUMMARY OF FINANCIAL RESULTS (unaudited)

	Three months ended
	31 Mar	31 Dec	31 Mar
(in US$ millions, except per share data or as noted)	2018	2017	2017
GAAP basis:
Revenue	587.7	621.8	233.0
Operating expenses	411.5	425.2	182.2
Operating income	176.2	196.6	50.8
Operating margin	30.0%	31.6%	21.8%
Net income attributable to JHG	165.2	471.7	42.6
Diluted earnings per share	0.82	2.32	0.38

	Three months ended
			31 Mar
(in US$ millions, except per share data or as noted)	31 Mar 2018	31 Dec 2017	2017 (pro forma)
Adjusted basis(1):
Revenue	470.4	505.3	406.0
Operating expenses	281.6	284.9	262.4
Operating income	188.8	220.4	143.6
Operating margin	40.1%	43.6%	35.4%
Net income attributable to JHG	143.6	147.9	102.3
Diluted earnings per share	0.71	0.73	0.50

As a result of revenue recognition accounting guidance that came into effect in 2018, the Group’s presentation of distribution expenses under US GAAP is now reported on a gross basis. As a consequence, the Group reclassified prior year amounts to conform to the 2018 presentation. The change in presentation does not affect the Group’s reporting on an adjusted basis as distribution expenses are netted against revenue.

First quarter 2018 adjusted revenue of US$470.4 million decreased from the fourth quarter 2017 result of US$505.3 million due to lower performance fees. Management fees grew 1% with the increase in assets under management through the period partially offset by two fewer business days in the quarter. First quarter 2018 adjusted operating income of US$188.8 million decreased from US$220.4 million in the fourth quarter 2017, driven by lower performance fees.

DIVIDEND

On 8 May 2018, the Board of Directors of Janus Henderson Group (the “Board”) declared a first quarter dividend in respect of the three months ended 31 March 2018 of US$0.36 per share, a 13% increase from the previous level. Shareholders on the register on the record date of 21 May 2018 will be paid the dividend on 1 June 2018. Janus Henderson does not offer a dividend reinvestment plan.

Net tangible assets/(liabilities) per share

US$	31 Mar 2018	31 Dec 2017
Net tangible assets/(liabilities) per ordinary share	0.86	0.68

Net tangible assets/(liabilities) are defined by the ASX as being total assets less intangible assets less total liabilities ranking ahead of, or equally with, claims of ordinary shares.

(1)See adjusted statements of income reconciliation for additional information.

AUM AND FLOWS

AUM and flows for periods prior to and including second quarter 2017 present pro forma flows of Janus Henderson as if the merger had occurred at the beginning of the period shown.

Total Group comparative AUM and flows

	Three months ended
(in US$ billions)	31 Mar 2018	31 Dec 2017	31 Mar 2017 (pro forma)
Opening AUM	370.8	360.5	319.2
Sales	19.7	20.0	19.4
Redemptions	(22.4)	(22.9)	(26.4)
Net sales/(redemptions)	(2.7)	(2.9)	(7.0)
Market/FX	3.8	13.2	18.6
Total AUM	371.9	370.8	330.8

First quarter 2018 AUM and flows by capability

(in US$ billions)	Equities	Fixed Income	Quantitative Equities	Multi- Asset	Alternatives	Total
31 December 2017	189.7	80.1	49.9	31.6	19.5	370.8
Sales	9.9	5.3	1.7	1.3	1.5	19.7
Redemptions	(11.7)	(5.6)	(1.4)	(1.2)	(2.5)	(22.4)
Net sales/(redemptions)	(1.8)	(0.3)	0.3	0.1	(1.0)	(2.7)
Market/FX	2.8	0.2	0.2	0.1	0.5	3.8
31 March 2018	190.7	80.0	50.4	31.8	19.0	371.9

Average AUM

	Three months ended
(in US$ billions)	31 Mar 2018	31 Dec 2017	31 Mar 2017 (pro forma)
Average AUM:
Equities	194.6	185.9	159.2
Fixed Income	79.7	80.2	75.1
Quantitative Equities	51.4	49.7	48.0
Multi-Asset	32.1	30.9	28.4
Alternatives	19.6	19.4	17.4
Total	377.4	366.1	328.1

INVESTMENT PERFORMANCE

% of AUM outperforming benchmark (as at 31 March 2018)

Capability	1 year	3 years	5 years
Equities	68%	59%	76%
Fixed Income	96%	96%	97%
Quantitative Equities	91%	46%	88%
Multi-Asset	83%	87%	90%
Alternatives	95%	76%	100%
Total	79%	68%	84%

% of mutual fund AUM in top 2 Morningstar quartiles (as at 31 March 2018)

Capability	1 year	3 years	5 years
Equities	64%	62%	82%
Fixed Income	48%	32%	62%
Quantitative Equities	57%	55%	51%
Multi-Asset	84%	82%	83%
Alternatives	53%	53%	53%
Total	63%	59%	76%

Note: Includes Janus Investment Fund, Janus Aspen Series and Clayton Street Trust (US Trusts), Janus Capital Funds (Dublin based), Dublin and UK OEIC and Investment Trusts, Luxembourg SICAVs and Australian Managed Investment Schemes. The top two Morningstar quartiles represent funds in the top half of their category based on total return. On an asset-weighted basis, 67% of total mutual fund AUM was in the top 2 Morningstar quartiles for the 10 year period ended 31 March 2018. For the 1, 3, 5 and 10 year periods ending 31 March 2018, 51%, 48%, 57% and 60% of the 216, 202, 181 and 132 total mutual funds were in the top 2 Morningstar quartiles, respectively.

Analysis based on “primary” share class (Class I Shares or Institutional Shares for US mutual funds; share class with the longest history or as defined by Morningstar for other funds). Performance may vary by share class.

ETFs and funds not ranked by Morningstar are excluded from the analysis. Capabilities defined by JHG. Data presents the pro forma assets as if the merger had occurred at the beginning of the period shown. © 2018 Morningstar, Inc. All Rights Reserved.

2018 FIRST QUARTER RESULTS: FORM 10-Q

Janus Henderson will publish its 2018 first quarter Form 10-Q, as prescribed by the Securities and Exchange Commission (“SEC”), after market close in the United States on Wednesday 9 May 2018.

2018 SECOND QUARTER AND HALF YEAR RESULTS

Janus Henderson intends to publish its 2018 second quarter and half year results on Wednesday 1 August 2018.

FIRST QUARTER 2018 EARNINGS CALL INFORMATION

Co-Chief Executive Officers, Andrew Formica, Dick Weil and Chief Financial Officer, Roger Thompson will present these results on 9 May 2018 on a conference call and webcast to be held at 1pm BST, 8am EDT, 10pm AEST.

Those wishing to participate should call:

United Kingdom	0800 404 7655 (toll free)
US & Canada	888 471 3840 (toll free)
Australia	1 800 093 472 (toll free)
All other countries:	+1 719 325 4763 (this is not a toll free number)
Conference ID:	2331916

Access to the webcast and accompanying slides will be available via the investor relations section of Janus Henderson’s website (www.janushenderson.com/IR).

About Janus Henderson Group plc

Janus Henderson Group is a leading global active asset manager dedicated to helping investors achieve long-term financial goals through a broad range of investment solutions, including equities, fixed income, quantitative equities, multi-asset and alternative asset class strategies.

As at 31 March 2018, Janus Henderson had approximately US$372 billion in AUM, more than 2,000 employees and offices in 27 cities worldwide. Headquartered in London, the company is listed on the New York Stock Exchange (NYSE) and the Australian Securities Exchange (ASX).

Investor enquiries:	Media enquiries:
John Groneman	North America:
Global Head of Investor Relations	Erin Passan
+44 (0) 20 7818 2106	+1 (303) 394 7681
john.groneman@janushenderson.com	erin.passan@janushenderson.com

Louise Curran	EMEA:
Non-US Investor Relations Manager +44 (0) 20 7818 5927	Angela Warburton +44 (0) 20 7818 3010
louise.curran@janushenderson.com	angela.warburton@janushenderson.com

Jim Kurtz	United Kingdom: FTI Consulting
US Investor Relations Manager	Andrew Walton
+1 (303) 336 4529	+ 44 (0) 20 3727 1514
jim.kurtz@janushenderson.com	andrew.walton@FTIConsulting.com

or	Asia Pacific: Honner
Investor Relations	Michael Mullane
investor.relations@janushenderson.com	+ 61 28248 3740
michaelmullane@honner.com.au

FINANCIAL DISCLOSURES

JANUS HENDERSON GROUP PLC

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (UNAUDITED)

	Three months ended
(in US$ millions, except per share data or as noted)	31 Mar 2018	31 Dec 2017	31 Mar 2017
Revenue:
Management fees	502.9	498.1	201.0
Performance fees	(3.9)	33.5	14.8
Shareowner servicing fees	31.5	31.4	—
Other revenue	57.2	58.8	17.2
Total revenue	587.7	621.8	233.0

Operating expenses:
Employee compensation and benefits	146.7	172.6	70.4
Long-term incentive plans	40.0	36.2	16.4
Distribution expenses	117.3	116.5	50.6
Investment administration	11.4	12.2	10.2
Marketing	8.5	9.8	3.2
General, administrative and occupancy	72.2	55.6	25.1
Depreciation and amortisation	15.4	22.3	6.3
Total operating expenses	411.5	425.2	182.2

Operating income	176.2	196.6	50.8

Interest expense	(3.8)	(4.1)	(1.1)
Investment gains (losses), net	(0.7)	3.0	(0.9)
Other non-operating income (expenses), net	38.9	(9.0)	1.3
Income before taxes	210.6	186.5	50.1
Income tax provision	(47.4)	285.6	(7.5)
Net income	163.2	472.1	42.6
Net loss (income) attributable to noncontrolling interests	2.0	(0.4)	—
Net income attributable to JHG	165.2	471.7	42.6
Less: allocation of earnings to participating stock-based awards	4.2	12.9	0.9
Net income attributable to JHG common shareholders	161.0	458.8	41.7

Basic weighted-average shares outstanding (in millions)	195.9	196.3	109.2
Diluted weighted-average shares outstanding (in millions)	196.9	197.7	110.6

Diluted earnings per share (in US$)	0.82	2.32	0.38

Pro forma statements of income

The table below reflects the US GAAP basis results for the three months ended 31 March 2018 and 31 December 2017 and the pro forma results of Janus Henderson for the three months ended 31 March 2017, as though the merger had taken place at the beginning of the period shown:

	Three months ended
(in US$ millions)	31 Mar 2018	31 Dec 2017	31 Mar 2017 (pro forma)
Revenue:
Management fees	502.9	498.1	431.1
Performance fees	(3.9)	33.5	1.0
Shareowner servicing fees	31.5	31.4	28.6
Other revenue	57.2	58.8	52.7
Total revenue	587.7	621.8	513.4

Operating expenses:
Employee compensation and benefits	146.7	172.6	163.3
Long-term incentive compensation	40.0	36.2	34.5
Distribution expenses	117.3	116.5	107.4
Investment administration	11.4	12.2	10.2
Marketing	8.5	9.8	21.7
General, administrative and occupancy	72.2	55.6	56.0
Depreciation and amortisation	15.4	22.3	14.4
Total operating expenses	411.5	425.2	407.5

Operating income	176.2	196.6	105.9

Interest expense	(3.8)	(4.1)	(4.8)
Investment gains (losses), net	(0.7)	3.0	0.5
Other non-operating income (expenses), net	38.9	(9.0)	2.4
Income before taxes	210.6	186.5	104.0
Income tax provision	(47.4)	285.6	(28.2)
Net income	163.2	472.1	75.8
Net income attributable to noncontrolling interests	2.0	(0.4)	(1.4)
Net income attributable to JHG	165.2	471.7	74.4

Adjusted statements of income

The following are reconciliations of US GAAP basis and pro forma basis revenues, operating income, net income attributable to Janus Henderson and diluted earnings per share to adjusted revenues, adjusted operating income, adjusted net income attributable to Janus Henderson and adjusted diluted earnings per share. The results for the three months ended 31 March 2018 and 31 December 2017 reconcile US GAAP basis amounts to adjusted amounts while the three months ended 31 March 2017 reconcile pro forma amounts to adjusted amounts. Pro forma amounts are based on the combined results of Janus Henderson as though the merger had taken place at the beginning of the period shown:

	Three months ended
			31 Mar
(in US$ millions, except per share data or as noted)	31 Mar 2018	31 Dec 2017	2017 (pro forma)
Reconciliation of revenue to adjusted revenue
Revenue	587.7	621.8	513.4
Distribution expenses(1)	(117.3)	(116.5)	(107.4)
Adjusted revenue	470.4	505.3	406.0

Reconciliation of operating income to adjusted operating income
Operating income	176.2	196.6	105.9
Employee compensation and benefits(2)	2.9	9.6	3.6
Long term incentive plans(2)	0.1	1.5	—
Marketing(2)	0.1	(0.7)	14.5
General, administration and occupancy(2)	2.1	(0.7)	12.0
Depreciation and amortisation(3)	7.4	14.1	7.6
Adjusted operating income	188.8	220.4	143.6

Operating margin	30.0%	31.6%	20.6%
Adjusted operating margin	40.1%	43.6%	35.4%

Reconciliation of net income attributable to JHG to adjusted net income attributable to JHG
Net income attributable to JHG	165.2	471.7	74.4
Employee compensation and benefits(2)	2.9	9.6	3.6
Long-term incentive plans(2)	0.1	1.5	—
Marketing(2)	0.1	(0.7)	14.5
General, administration and occupancy(2)	2.1	(0.7)	12.0
Depreciation and amortisation(2),(3)	7.4	14.1	7.6
Investment gains (losses), net	—	(3.1)	—
Interest expense(4)	0.7	0.7	—
Other non-operating income (expenses), net(4)	(44.8)	11.0	0.9
Income tax provision(5)	9.9	(356.2)	(10.7)
Adjusted net income attributable to JHG	143.6	147.9	102.3
Less: allocation of earnings to participating stock-based awards	(3.6)	(4.0)	(3.0)
Adjusted net income attributable to JHG common shareholders	140.0	143.9	99.3

Weighted average diluted common shares outstanding — diluted (two class) (in millions)	196.9	197.7	196.5
Diluted earnings per share (two class) (in US$)	0.82	2.32	0.36
Adjusted diluted earnings per share (two class) (in US$)	0.71	0.73	0.50

(1)

Distribution expenses are paid to financial intermediaries for the distribution of Janus Henderson’s investment products. Janus Henderson Management believes that the deduction of third-party distribution, service and advisory expenses from revenues in the computation of net revenue reflects the nature of these expenses as revenue-sharing activities, as these costs are passed through to external parties who perform functions on behalf of, and distribute, the Group’s managed AUM.

(2)

Adjustments primarily represent deal and integration costs in relation to the merger. These costs primarily represent severance costs, legal costs, consulting fees and the write down of legacy IT systems. Janus Henderson Management believes these costs do not represent the ongoing operations of the Group.

(3)

Investment management contracts have been identified as a separately identifiable intangible asset arising on the acquisition of subsidiaries and businesses. Such contracts are recognised at the net present value of the expected future cash flows arising from the contracts at the date of acquisition. For segregated mandate contracts, the intangible asset is amortised on a straight-line basis over the expected life of the contracts. Janus Henderson Management believes these non-cash and acquisition related costs do not represent the ongoing operations of the Group.

(4)

Adjustments primarily represent the gain on the sale of JHG’s back office (including fund administration and fund accounting), middle office and custody functions in the US to BNP Paribas, fair value movements on options issued to Dai-ichi, adjustments to debt expense as a result of the fair value uplift on debt due to acquisition accounting and deferred consideration costs associated with acquisitions prior to the merger. Janus Henderson Management believes these costs do not represent the ongoing operations of the Group.

(5)	The tax impact of the adjustments are calculated based on the US or foreign statutory tax rate as they relate to each adjustment. Certain adjustments are either not taxable or not tax deductible.

Balance sheet

JANUS HENDERSON GROUP PLC

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	31 Mar	31 Dec
(in US$ millions)	2018	2017
Assets
Cash and cash equivalents	611.4	760.1
Investment securities	287.6	280.4
Property, equipment and software, net	69.4	70.6
Intangible assets and goodwill, net	4,754.1	4,738.7
Assets of consolidated variable interest entities	505.9	466.7
Other assets	875.6	956.2
Total assets	7,104.0	7,272.7

Liabilities, redeemable noncontrolling interests and equity
Debt	330.8	379.2
Deferred tax liabilities, net	754.3	752.6
Liabilities of consolidated variable interest entities	21.8	21.5
Other liabilities	852.5	1,053.6
Redeemable noncontrolling interests	217.7	190.3
Total equity	4,926.9	4,875.5
Total liabilities, redeemable noncontrolling interests and equity	7,104.0	7,272.7

AUM

Data for periods prior to and including second quarter 2017 present pro forma AUM and flows of JHG as if the merger had occurred at the beginning of the period shown.

(in US$ billions)	Equities	Fixed Income	Quantitative Equities	Multi-Asset	Alternatives	Total
31 March 2017 (pro forma)	162.3	76.3	46.2	28.6	17.4	330.8
Sales	10.6	5.4	0.7	1.2	2.3	20.2
Redemptions(1)	(9.4)	(6.3)	(2.5)	(1.5)	(1.5)	(21.2)
Net sales/(redemptions)	1.2	(0.9)	(1.8)	(0.3)	0.8	(1.0)
Market/FX	—	(0.1)	—	—	(0.6)	(0.7)
Acquisitions/(disposals)	9.9	1.9	2.1	1.1	0.8	15.8
30 June 2017 (pro forma)	173.4	77.2	46.5	29.4	18.4	344.9
Sales	9.6	5.3	0.7	0.9	1.8	18.3
Redemptions(1)	(9.0)	(4.9)	(1.2)	(1.2)	(1.3)	(17.6)
Net sales/(redemptions)	0.6	0.4	(0.5)	(0.3)	0.5	0.7
Market/FX	8.3	1.8	3.0	1.1	0.7	14.9
30 September 2017	182.3	79.4	49.0	30.2	19.6	360.5
Sales	10.8	5.2	0.7	1.1	2.2	20.0
Redemptions(1)	(11.5)	(5.0)	(2.3)	(1.3)	(2.8)	(22.9)
Net sales/(redemptions)	(0.7)	0.2	(1.6)	(0.2)	(0.6)	(2.9)
Market/FX	8.1	0.5	2.5	1.6	0.5	13.2
31 December 2017	189.7	80.1	49.9	31.6	19.5	370.8
Sales	9.9	5.3	1.7	1.3	1.5	19.7
Redemptions(1)	(11.7)	(5.6)	(1.4)	(1.2)	(2.5)	(22.4)
Net sales/(redemptions)	(1.8)	(0.3)	0.3	0.1	(1.0)	(2.7)
Market/FX	2.8	0.2	0.2	0.1	0.5	3.8
31 March 2018	190.7	80.0	50.4	31.8	19.0	371.9

Note: FX reflects movement in AUM resulting from changes in foreign currency rates as non-USD denominated AUM is translated into USD.

(1)Redemptions include impact of client switches which could cause a positive balance on occasion.

STATUTORY DISCLOSURES

Associates and joint ventures

As at 31 March 2018, the Group holds interests in the following associates and joint ventures managed through shareholder agreements with third party investors, accounted for under the equity method:

•                  Optimum Investment Management Ltd. Ownership 50%

•                  Long Tail Alpha LLC Ownership 20%

Movement in controlled entities

There have been no acquisitions or disposals of controlled entities in the three month period to 31 March 2018.

Basis of preparation

The interim consolidated financial statements contain all adjustments necessary to fairly present the financial position, results of operations and cash flows of JHG in accordance with US GAAP. All such adjustments are of a normal recurring nature. Such financial statements have been prepared in accordance with the instructions to Form 10-Q pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). Certain information and footnote disclosures normally included in financial statements prepared in accordance with US GAAP have been condensed or omitted pursuant to such rules and regulations. The financial statements should be read in conjunction with the annual consolidated financial statements and notes for the year ended 31 December 2017, which can be found in Janus Henderson’s Annual Report on Form 10-K, on file with the Securities and Exchange Commission (Commission file no. 001-38103).

Corporate governance principles and recommendations

In the opinion of the Directors, the financial records of the Group have been properly maintained, and the Condensed Consolidated Financial Statements comply with the appropriate accounting standards and give a true and fair view of the financial position and performance of the Group. This opinion has been formed on the basis of a sound system of risk management and internal control which is operating effectively.

FORWARD-LOOKING STATEMENTS DISCLAIMER

Past performance is no guarantee of future results. Investing involves risk, including the possible loss of principal and fluctuation of value.

This document includes statements concerning potential future events involving Janus Henderson Group plc that could differ materially from the events that actually occur. The differences could be caused by a number of factors including those factors identified in Janus Henderson Group’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, on file with the Securities and Exchange Commission (Commission file no. 001-38103), including those that appear under headings such as “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. Many of these factors are beyond the control of JHG and its management. Any forward-looking statements contained in this document are as at the date on which such statements were made. JHG assumes no duty to update them, even if experience, unexpected events, or future changes make it clear that any projected results expressed or implied therein will not be realised.

Annualised, pro forma, projected and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results.

The information, statements and opinions contained in this document do not constitute a public offer under any applicable legislation or an offer to sell or solicitation of any offer to buy any securities or financial instruments or any advice or recommendation with respect to such securities or other financial instruments.

Not all products or services are available in all jurisdictions.

Mutual funds in the US are distributed by Janus Henderson Distributors.

Please consider the charges, risks, expenses and investment objectives carefully before investing. For a US fund prospectus or, if available, a summary prospectus containing this and other information, please contact your investment professional or call 800.668.0434. Read it carefully before you invest or send money.

Janus Henderson, Janus and Henderson are trademarks or registered trademarks of Janus Henderson Investors. © Janus Henderson Investors. The name Janus Henderson Investors includes HGI Group Limited, Henderson Global Investors (Brand Management) Sarl and Janus International Holding LLC.